NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. • INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA.

NUMBER

SHARES

PAR VALUE: $0.001

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

CUSIP NO. 43858L 10 9

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **Hongli Clean Energy Technologies Corp.** Common Stock
transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

VICE PRESIDENT

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.
CORPORATE
Seal
FLORIDA

CHIEF EXECUTIVE OFFICER

INTERWEST TRANSFER CO. INC. P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117

COUNTERSIGNED & REGISTERED

COUNTERSIGNED Transfer Agent-Authorized Signature